United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 23, 2024

Date of Report (Date of earliest event reported)

AIMEI HEALTH TECHNOLOGY CO., LTD

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41880	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 53rd Street, Suite 3001 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

+34 678 035200

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	AFJK	The Nasdaq Stock Market LLC
Rights, exchangeable into one-fifth of one Ordinary Share	AFJKR	The Nasdaq Stock Market LLC
Units, each consisting of one Ordinary Share and one Right	AFJKU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 23, 2024, at 11:00 a.m. Eastern Time, Aimei Health Technology Co., Ltd (the “Company”) held an extraordinary general meeting of shareholders of the Company (the “Extraordinary General Meeting”) in the offices of the Company’s counsel, Hunter Taubman Fischer & Li LLC, at 950 Third Avenue, 19th Floor, New York, NY 10022 and virtually online at www.virtualshareholdermeeting.com/AFJKU2024, pursuant to due notice. The Board fixed the close of business on November 8, 2024 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Extraordinary General Meeting or at any adjournment thereof. On the Record Date, the Company had 9,026,000 ordinary shares issued and outstanding and holders of such shares were entitled to notice of and to vote at the Extraordinary General Meeting. At the Extraordinary General Meeting, holders of the Company’s outstanding ordinary shares in attendance (represented in person or by proxy) voted on two proposals presented, the Trust Agreement Amendment Proposal and the Adjournment Proposal, each as described in the proxy statement dated December 6, 2024 (“EGM Proxy Statement”). The shareholders in attendance (represented in person or by proxy) and entitled to vote at the Extraordinary General Meeting cast their votes as described below.

Capitalized terms used but not defined in this proxy statement have the meaning given to them in the EGM Proxy Statement.

Proposal 1 - Trust Agreement Amendment Proposal

The holders of the outstanding ordinary shares of the Company in attendance (represented in person or by proxy) and entitled to vote at the Extraordinary General Meeting did not approve the proposal to amend the Investment Management Trust Agreement dated December 1, 2023, entered into by and between Continental Stock Transfer & Trust Company, as trustee, and the Company, to adjust the amount of funds to be deposited into the Trust Account in connection with extending the timeframe within which the Company must consummate its initial business combination, from $0.033 per Public Share (for each monthly extension) to an amount equal to the lesser of (i) $50,000 for all outstanding Public Shares and (ii) $0.033 for each outstanding Public Share (for each monthly extension). The following is a tabulation of the voting results:

Ordinary shares:

	Votes For	Votes Against	Abstentions
Number of outstanding ordinary shares voted:	2,681,207	4,676,800	806,730
Percentage of outstanding ordinary shares:	29.71%	51.81%	8.94%

Proposal 2 - Adjournment Proposal

The holders of the outstanding ordinary shares of the Company in attendance (represented in person or by proxy) and entitled to vote at the Extraordinary General Meeting did not approve the proposal to direct the chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Trust Agreement Amendment Proposal. The following is a tabulation of the voting results:

Ordinary shares:

	Votes For	Votes Against	Abstentions
Number of outstanding ordinary shares voted:	2,902,734	4,455,273	806,730
Percentage of outstanding ordinary shares:	32.16%	49.36%	8.94%

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2024

Aimei Health Technology Co., Ltd

By:	/s/ Junheng Xie
Name:	Junheng Xie
Title:	Chief Executive Officer